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                                                                   Exhibit D-4.2


                         TENNESSEE REGULATORY AUTHORITY



Melvin Malone, Chairman
Lynn Greer Director                                  460 James Robertson Parkway
Sara Kyle, Director                               Nashville Tennessee 37243-0505





                                  June 8, 2000


D. Billlye Sanders
Waller Lansden Dortch & Davis
511 Union Street
Suite 2100
P. 0. Box 198966
Nashville, Tennessee 37219-8966

        Re:      LG&E Energy Corp. Merger with PowerGen plc


Dear Ms. Sanders:


     The Authority staff has reviewed your letter dated June 5, 2000, in which LG&E Energy Corp., the parent company of Kentucky Utilities Company, proposes to merge with PowerGen plc. Since Kentucky Utilities Company will maintain its independent operating characteristics after the merger, and since it will remain a direct subsidiary of LG&E Energy Corp., Authority approval of the proposed transaction is not required. As no transfer of certification is needed, no Authority action is required.

     Thank you for informing the Authority of this matter. Please address any other questions to Rosie Gregory at (615)741-2904 ext. 156.


                                                   Sincerely,

                                                   /s/ K. David Waddell

                                                   K. David Waddell
                                                   Executive Secretary


C:     Richard Collier
       Joe Werner
       Chris Klein
       Jon Wike
       EAD File